Exhibit 99.1
PRESS RELEASE

Evergreen Solar Announces Proposed $165 Million Convertible Senior Secured Notes
Offering
MARLBORO, Massachusetts, April 20, 2010 — Evergreen Solar, Inc. (NasdaqGM: ESLR) today announced its intention to offer $165 million aggregate principal amount of convertible senior secured notes due 2015, subject to market conditions and other factors. The notes are to be offered and sold to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
The notes will be senior secured obligations of Evergreen Solar. The notes will be fully and unconditionally guaranteed on a senior secured basis by each of Evergreen Solar’s existing and future direct and indirect wholly owned domestic subsidiaries, subject to certain exceptions. The notes will be secured with a first-priority lien on substantially all of the assets owned by Evergreen Solar and the guarantors, subject to certain exceptions. Interest will be payable semi-annually in arrears, and the notes will be convertible into shares of Evergreen Solar’s common stock. Holders will have the right to require Evergreen Solar to purchase their notes for cash on April 15, 2013, subject to certain conditions, at a purchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to, but excluding the purchase date. The notes will be convertible into shares of Evergreen Solar’s common stock at an initial conversion rate of 525.2462 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $1.90 per share), subject to adjustment upon occurrence of certain events.
Evergreen Solar will use the net proceeds from this offering for the purchase of a portion of its outstanding 4% Convertible Senior Notes due 2013 concurrent with the closing of this offering, and intends to use the remainder of the net proceeds for general corporate purposes, working capital and capital expenditures for further expansion of its manufacturing facility in Wuhan, China.
This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of these securities (including Evergreen Solar’s common stock into which the notes will be convertible), nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or pursuant to an exemption from such registration requirements.
Safe Harbor Statement
This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations or beliefs. Evergreen Solar cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to: statements regarding the offering and the use of the net proceeds from the offering. These forward-looking statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause actual events to differ materially from those predicted in such forward-looking statements include market conditions and Evergreen Solar’s ability to consummate the offering. For further discussion of the factors that could cause actual events to differ from those predicted in such forward-looking statements, please refer to Evergreen Solar’s filings with the SEC, including its Annual Report for the fiscal year ended December 31, 2009 on Form 10-K, copies of which may be obtained at the SEC’s website at: http://www.sec.gov. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Evergreen Solar disclaims any obligation to update or revise any such statements to reflect any change in its expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
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CONTACT:
Evergreen Solar, Inc.
Michael W. McCarthy
Director — Investor Relations
mmccarthy@evergreensolar.com
Phone: 508-251-3261